EXHIBIT 5
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                                POWER OF ATTORNEY


TIP Holdings GmbH (the "Company"), duly incorporated under the laws of Germany, with its registered address at Blelchenbrucke 9, 20354 Hamburg, Germany and registered at the Chamber of Commerce in Hamburg under number HRB 68882, duly represented by the undersigned, grants a power of attorney, in favour of:

- Mr. Jonathan Sprole, Managing Director & General Counsel of GE Equity with business address at 120 Long Ridge Road, Stamford, CT 06927, United States of America;

- Mrs. Tracie Butler Giles, Vice President & Associate General Counsel of Transport International Pool, Inc., with business address at 438 West Lancaster Avenue, Devon, PA 19333, United States of America;

in order that each of them, either jointly or severally, may sign regulatory filings with the Securities and Exchange Commission and other U.S. state securities regulatory agencies for and on behalf of the Company.

This Power of Attorney will be effective as of the date hereof and shall remain in force until December 31, 2002, unless terminated earlier by the Company.

In witness thereof this Power of Attorney is granted on February 14, 2002.




Signed:    /s/ Karl-Heinz Schweer
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Name:      Karl-Heinz Schweer
Title:     Managing Director
           TIP Holdings GmbH
Date:      February 14, 2002